Exhibit 99.01

For further information, contact:
Mark Kent
Chief Financial Officer
Transmeta Corporation
(408) 919-3000

Financial Dynamics
Investors: Michael Polyviou
(212) 850-5748
mpolyviou@fd-us.com
Media: Amy Rosenberg
(212) 850-5615

Transmeta Increases 2005 First Quarter Cash Guidance
to $42 Million from $38 Million

Company Making Progress with New Business Model

SANTA CLARA, Calif — April 18, 2005 — Transmeta Corporation (NASDAQ: TMTA), the leader in efficient computing technologies, today announced continuing progress on its new business model, including a better than expected cash position as of March 31, 2005. Transmeta now expects to report $42 million in cash, cash equivalents and short term investments at the close of its first fiscal quarter ended March 31, 2005 compared with the prior guidance of approximately $38 million.

“From a cash perspective, we started the second quarter in a solid financial position and we are on track to reduce our negative quarterly cash flow run rate to $5 million or less by the end of the third quarter.” said Mark R. Kent, Chief Financial Officer. “As we stated on March 31st, we believe that our ongoing efforts on licensing and strategic collaborations, combined with careful expense management, provide us with sufficient liquidity to successfully execute on our growth strategies.”

“We feel confident that the strategic direction and the steps we have already taken are creating positive results,” commented Arthur L. Swift, President and CEO, Transmeta Corporation. “Our relationship with Sony is progressing well, and we already have our teams engaging on Sony’s programs. We are optimistic about our Sony alliance, and we look forward to providing an update on this and other elements of our new business model when we announce our first quarter 2005 financial results in the first half of May.”

About Transmeta Corporation
Transmeta Corporation develops and licenses innovative computing, microprocessor and semiconductor technologies and related intellectual property. Founded in 1995, Transmeta first became known for designing, developing and selling its highly efficient x86-compatible software-based microprocessors, which deliver a balance of low power consumption, high performance, low cost and small size suited for diverse computing platforms. We also develop advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices. To learn more about Transmeta, visit www.transmeta.com.

Safe Harbor Statement
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include general economic and political conditions, specific conditions and

-more-

volatility in the markets that we address, difficulties or delays in implementing our restructuring plan, the potential loss of key technical and business personnel resulting from our restructuring plan, practical challenges in modifying our business model, the adoption and market acceptance of our products and technologies by current and potential customers and licensees, our inability to predict or ensure that third parties will license our technologies or use our technologies to generate royalties, the rescheduling or cancellation of significant customer orders, difficulties in developing or manufacturing products in a timely and cost effective manner, our dependence on third parties for sourcing materials and providing manufacturing services, intense competition and competitive pressures, the ability to enter strategic collaborations or raise financing on satisfactory terms, reaching agreement upon a definitive agreement after signing a non-binding letter of intent, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent report on Form 10-K, which describes these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Transmeta, Efficeon, LongRun2 and Crusoe are trademarks of Transmeta Corporation. All other product or service names mentioned herein are the trademarks of their respective owners.

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